Exhibit 4.1

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND STATE ACTS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

COMMON STOCK PURCHASE WARRANT
Warrant No. 2013	Number of Shares: 250,000

AMP HOLDING INC.
COMMON STOCK, PAR VALUE $.001 PER SHARE
VOID AFTER 5:00 P.M. EASTERN STANDARD TIME
February 21, 2016_

This Warrant is issued to STEPHEN BAKSA ("Holder") by AMP Holding Inc., a Nevada corporation (hereinafter with its successors called the "Company").

For value received and subject to the terms and conditions hereinafter set out, Holder is entitled to purchase from the Company at a purchase price per share of $0.40, TWO HUNDRED FIFTY THOUSAND (250,000) fully paid and non-assessable shares of common stock, par value $.001 per share ("Common Shares") of the Company. Such purchase price per Common Share, adjusted from time to time as provided herein, is referred to as the "Purchase Price."

1.           The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the exercise form annexed hereto duly executed, at the office of the Company, or such other office as the Company shall notify the Holder in writing, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Purchase Price times the number of Common Shares being purchased.

Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Shares beneficially owned by the Holder and its affiliates (other than shares of Common Shares which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company and (ii) the number of shares of Common Shares issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Shares.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence.  Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

2.           The person or persons in whose name or names any certificate representing Common Shares is issued hereunder shall be deemed to have become the holder of record of the Common Shares represented thereby as of the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.  Until such time as this Warrant is exercised or terminates, the Purchase Price payable and the number and character of securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.           Unless previously exercised, this Warrant shall expire at 5:00 p.m. Eastern Standard Time, on February 21, 2016, and shall be void thereafter.

4.           The Company covenants that it will at all times reserve and keep available a number of its authorized Common Shares, free from all preemptive rights, which will be sufficient to permit the exercise of this Warrant.  The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges.

5.           If the Company subdivides its outstanding Common Shares, by split-up or otherwise, or combines its outstanding Common Shares, the Purchase Price then applicable to shares covered by this Warrant shall forthwith be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

6.           In no event shall any fractional Common Share of the Company be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 8, be entitled to receive a fractional Common Share, then the Company shall issue the next higher number of full Common Shares, issuing a full share with respect to such fractional share.  If this Warrant is exercised at one time for less than the maximum number of Common Shares purchasable upon the exercise hereof, the Company shall issue to the Holder a new warrant of like tenor and date representing the number of Common Shares equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

7.           Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

8.           The Company will maintain a register containing the names and addresses of the Holder and any assignees of this Warrant.  Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered by confirmed facsimile or telecopy or by a recognized overnight courier, addressed to Holder at the address shown on the warrant register.

9.           This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws ("State Acts") or regulations in reliance upon exemptions under the Securities Act, and exemptions under the State Acts.    Subject to compliance with the Securities Act and State Acts, this Warrant and all rights hereunder are transferable in whole or in part, at the office of the Company at which this Warrant is exercisable, upon surrender of this Warrant together with the assignment hereof properly endorsed.

10.           In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity with sufficient surety satisfactory to the Company.

11.           Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, the Company may require Holder to make such representations, and may place such legends on certificates representing the Common Shares issuable upon exercise of this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit such Common Shares to be issued without such registration.

12.           This Warrant does not entitle Holder to any of the rights of a stockholder of the Company.

13.           Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties to this Agreement any covenant, condition, stipulation, promise, or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

14.           The provisions and terms of this Warrant shall be construed in accordance with the laws of the State of Ohio.

    IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of  DATE  February 21, 2013

AMP Holding Inc

By:	/s/ Stephen Burns
Name: Stephen Burns
Chief Executive Officer

.

FORM OF EXERCISE

Date:

To:           AMP Holding Inc.

The undersigned hereby subscribes for _______ shares of common stock of AMP Holding Inc. covered by this Warrant and hereby delivers $___________ in full payment of the purchase price thereof. The certificate(s) for such shares should be issued in the name of the undersigned or as otherwise indicated below:

Signature:

Printed Name

Name for Registration, if different

Street Address

City, State and Zip Code

Social Security Number

ASSIGNMENT

For Value Received, the undersigned hereby sells, assigns and transfers unto the assignee(s) set forth below the within Warrant certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ___________________________________ attorney, to transfer the said Warrant on the books of the within-named Company with respect to the number of Common Shares set forth below, with full power of substitution in the premises.

Name(s) of Assignee(s)	Social Security or other Identifying Number(s) of Assignee(s)	Adress	No. of shares

Dated:

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

Print Name and Title